RATIFICATION AND AMENDMENT AGREEMENT
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RATIFICATION AND AMENDMENT AGREEMENT (the "Ratification Agreement" or
"Agreement") dated as of May __, 1999, by and between LOEHMANN'S, INC., a Delaware corporation, as Debtor and Debtor-in-Possession in a case pending under Chapter 11 of the Bankruptcy Code (as hereinafter defined) ("Debtor" or "Borrower"), and CONGRESS FINANCIAL CORPORATION, a Delaware corporation ("Lender").

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, on May 18, 1999 Debtor commenced a case under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware and Debtor has retained possession of its assets and is authorized under the Bankruptcy Code to continue the management and operation of its business as debtor-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code; and

         WHEREAS, prior to the commencement of the Chapter 11 Case (as hereinafter defined), Lender made loans and advances to Debtor secured by substantially all assets and properties of Debtor as set forth in the Existing Financing Agreements (as hereinafter defined); and

         WHEREAS, Debtor has applied to Lender for a revolving credit, term loan and letter of credit facility in an aggregate amount not to exceed $75,000,000; and

         WHEREAS, the Bankruptcy Court (as hereinafter defined) has entered a Financing Order (as hereinafter defined) pursuant to which Lender may make post-petition loans, advances and other financial accommodations to Debtor secured by all assets and properties of Debtor as set forth in the Financing Order and the Financing Agreements (as hereinafter defined); and

         WHEREAS, the Financing Order provides that as a condition to the making of such post-petition loans, advances and other financial accommodations, Debtor shall execute and deliver this Ratification Agreement; and

         WHEREAS, Debtor desires to reaffirm its obligations pursuant to the Financing Agreements and acknowledge its continuing liabilities to Lender thereunder in order to induce Lender to make such post-petition loans and advances to Debtor; and

         WHEREAS, Debtor has also requested that Lender make amendments to the Loan Agreement (as hereinafter defined) and Lender is willing to do so subject to the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency

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of which are hereby acknowledged, Lender and Debtor mutually covenant, warrant and agree as follows:

         1.       DEFINITIONS

         1.1 Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below and the Existing Financing Agreements shall be deemed and are hereby amended to include, in addition and not in limitation, each of the following definitions:

                  (a) "Bankruptcy Code" shall mean the United States Bankruptcy Code, being Title 11 of the United States Code as enacted in 1978, as the same has heretofore been or may hereafter be amended, recodified, modified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

                  (b) "Bankruptcy Court" shall mean the United States Bankruptcy Court or the United States District Court for the District of Delaware or any court having jurisdiction over the Chapter 11 case from time to time.

                  (c) "Chapter 11 Case" shall mean the Chapter 11 Case of Debtor pending in the Bankruptcy Court.

                  (d) "Eurodollar Rate Revolving Loans" shall mean any Revolving Loans, or portion thereof, on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

                  (e) "Eurodollar Rate Term Loans" shall mean any Term Loans, or portion thereof, on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

                  (f) "Existing Financing Agreements" shall mean the Financing Agreements as in effect immediately prior to the Petition Date.

                  (g) "Financing Agreements" shall mean, collectively, the Loan Agreement (as defined below), this Agreement and the other Existing Financing Agreements, together with all supplements, agreements, notes, documents, instruments and guarantees at any time executed and/or delivered in connection therewith or related thereto, as all of the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  (h) "Financing Order" shall mean the Interim Financing Order, the Permanent Financing Order and such other orders relating thereto or authorizing the granting of credit by Lender to Debtor on an emergency, interim or permanent basis pursuant to Section 364 of the Bankruptcy Code as may be issued or entered by the Bankruptcy Court in the Chapter 11 Case.

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                  (i) "Interim Financing Order" shall have the meaning ascribed thereto in Section 8(f) hereto.


                  (j) "Leasehold Mortgage" shall mean the Leasehold Mortgage and Security Agreement by Debtor in favor of Lender upon the Debtor's premises commonly known as 5740 Broadway, Bronx, New York 10463.

                  (k) "Loan Agreement" shall mean the Loan and Security Agreement, dated May 12, 1998, by and between Lender and Debtor, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  (l) "Permanent Financing Order" shall mean a Permanent Financing Order entered by the Bankruptcy Court authorizing the secured financing under the Financing Agreements as ratified and amended hereunder on the terms and conditions set forth in this Ratification Agreement and, inter alia, modifying the automatic stay, authorizing and granting the senior security interests and liens in favor of Lender described in this Ratification Agreement and in the Financing Order, and granting super-priority expense claims to Lender with respect to all obligations due Lender. The Permanent Financing Order shall authorize post-petition financing under the terms set forth in this Ratification Agreement in an amount acceptable to Lender, in its sole discretion, and it shall contain such other terms or provisions as Lender and its counsel shall require.

                  (m) "Permitted Liens" shall mean the liens permitted under
Section 9.8 of the Loan Agreement and the liens, to the extent such liens are valid, perfected, properly recorded and existing, set forth on Exhibit G to the Exhibit Supplement attached to the motion seeking approval of this Agreement.

                  (n) "Petition Date" shall mean May 18, 1999.

                  (o) "Post-Petition Collateral" shall mean, collectively, all now existing or hereafter acquired real and personal property of the Debtor's estate, wheresoever located, of any kind or nature, upon which Lender is granted a security interest or lien pursuant to the Financing Agreements or the Financing Order or any other order entered or issued by the Bankruptcy Court, and shall include, without limitation:

                           (i) All of the Collateral (as defined in the Loan Agreement);

                           (ii)    all present and future Accounts;

                           (iii) all present and future contract rights, general intangibles (including, but not limited to, tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, choses in action and other claims and existing and future leasehold interests in equipment, real estate and fixtures) chattel paper, documents, instruments,

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                                   securities and other investment property,
                                   credit card sales drafts, credit card sales slips or charge slips or receipts and other forms of store receipts, letters of credit, bankers' acceptances and guaranties;

                           (iv) all present and future monies, securities, credit balances, deposits, deposit accounts and other property of Debtor now or hereafter held or received by or in transit to Lender or its affiliates or at any other depository or other institutions from or for the account of Debtor, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral, including, without limitation, (A) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral,
                                   (B) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (C) goods described in invoices, documents, credit card sales drafts, credit card sales slips or charge slips or receipts and other forms of store receipts with respect to, or otherwise representing or evidencing, Accounts or other Collateral, including, without limitation, returned, repossessed and reclaimed goods, and (D) deposits by and property of account debtors or other persons securing the obligations of account debtors;

                           (v) all Inventory (including, without limitation, all Inventory in transit between the Debtor's locations).

                           (vi)    all Equipment;

                           (vii)   all Real Property;

                           (viii)  all Records; and

                           (ix) all products and proceeds of the foregoing, in any form, including, without limitation, insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

                  (p) "Post-Petition Obligations" shall mean all now existing and hereafter arising Loans, advances, Letter of Credit Accommodations, debts, obligations, liabilities, covenants and duties of Debtor to Lender of every kind and description, however evidenced, whether direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, arising on and after the Petition Date and whether arising on or after the conversion or dismissal of the Chapter 11 Case, or before, during and after the confirmation of any plan of reorganization in the Chapter 11 Case, and prior to the effectiveness of

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termination of the Loan Agreement pursuant to the terms thereof, including without limitation Section 12.1 thereof, and arising under or related to this Agreement, the other Financing Agreements, a Financing Order or by operation of law, and whether incurred by Debtor as principal, surety, endorser, guarantor or otherwise and including, without limitation, all principal, interest, financing charges, letter of credit fees, unused line fees, servicing fees, line increase fees, other fees, commissions, costs, expenses and attorneys', accountants' and consultants' fees and expenses incurred in connection with any of the foregoing.

                  (q) "Pre-Petition Collateral" shall mean all "Collateral" as such term is defined in the Loan Agreement and all other security for the Pre-Petition Obligations as provided in the Existing Financing Agreements immediately prior to the Petition Date.

                  (r) "Pre-Petition Obligations" shall mean all Loans, advances, Letter of Credit Accommodations, debts, obligations, liabilities, indebtedness, covenants and duties of Debtor to Lender of every kind and description, however evidenced, whether direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, arising before the Petition Date and arising under or related to the Existing Financing Agreement or by operation of law and whether incurred by Debtor as principal, surety, endorser, guarantor or otherwise and including, without limitation, all principal, interest, financing charges, letter of credit fees, unused line fees, servicing fees, line increase fees, other fees, commissions, costs, expenses and attorneys', accountants' and consultants' fees and expenses incurred in connection with any of the foregoing.

                  (s) "Prime Rate Revolving Loans" shall mean any Revolving Loans, or portion thereof, on which interest is payable based on the Prime Rate in accordance with the terms hereof.

                  (t) "Prime Rate Term Loans" shall mean any Term Loans, or portion thereof, on which interest is payable based on the Prime Rate in accordance with the terms hereof.

                  (u) "Professional Expense Carveout" shall mean (a) amounts payable pursuant to 28. U.S.C. ss. 1930(a) and (b) upon the occurrence and during the continuance of an Event of Default, the payment of unpaid Bankruptcy Court-allowed professional fees and expenses (whether incurred prior to or subsequent to an Event of Default) of attorneys, accounts, financial advisors and consultants retained by the Borrower or any statutory committee appointed in the Chapter 11 Case pursuant to ss.ss. 327 and 1103 of the Bankruptcy Code (the "Official Committees") (except to the extent that such fees and expenses represent services or were incurred in the prosecution of actions, claims or causes of actions against the Lender or its Collateral (collective, "Professional Expenses"), provided, that the amount of Professional Expenses entitled to priority under this clause (b) ("Priority Professional Expenses") shall not exceed $2,000,000 in the aggregate (the "Priority Professional Expense Cap"); provided, further that prior to the occurrence of an Event of Default any payments actually made to such professionals under 11 U.S.C. ss.ss. 330 and 331 in respect of fees and expenses incurred shall not reduce the Priority Professional Expense Cap; and provided, further, that the agreement to a limited priority for Priority Professional Expenses shall not waive any right of the Lender to object to the allowance of fees and expenses constituting such Priority Professional Expenses;

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                  (v) "Revolving Loans" shall mean the loans now or hereafter made by Lender to or for the benefit of Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 of the Loan Agreement.

                  (w) "Term Loan" shall mean the term loan made by Lender to Debtor as provided in Section 2.6 of the Loan Agreement.

         1.2      Amendments to Definitions in Financing Agreements.

                  (a) All references to the term "Collateral" in any of the Existing Financing Agreements or any other term referring to the security for the Pre-Petition Obligations shall be deemed and each such reference is hereby amended to mean, collectively, the Pre-Petition Collateral and the Post-Petition Collateral.

                  (b) All references to Debtor, including, without limitation, to the terms "Borrower" or "Debtor" in any of the Existing Financing Agreements, shall be deemed and each such reference is hereby amended to mean and include the Debtor as defined herein, and its successors and assigns (including any trustee or other fiduciary hereafter appointed as its legal representative or with respect to the property of the estate of such corporation whether under Chapter 11 of the Bankruptcy Code or any subsequent Chapter 7 case and its successor upon conclusion of the Chapter 11 Case of such corporation).

                  (c) All references to the term "Financing Agreements" in any of the Existing Financing Agreements, shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, this Agreement, all of the Existing Financing Agreements as ratified, assumed and adopted by Debtor pursuant to the terms hereof, as amended and supplemented hereby, and the Financing Order, as each of the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  (d) All references to the term "Loan Agreement" in any of the Existing Financing Agreements and the Financing Agreements, shall be deemed and each such reference is hereby amended to mean the Loan Agreement, as defined herein and amended hereby and ratified, assumed and adopted by Debtor pursuant to the terms hereof and the Financing Order, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  (e) All references to the term "Material Adverse Effect" and "material adverse change" in this Agreement and in any of the Existing Financing Agreements, shall be deemed and each such reference in the Existing Financing Agreements is hereby amended to add at the end thereof: "provided, that, neither the commencement of the Chapter 11 Case nor any Event of Default relating to any act, condition or event occurring on or prior to the Petition Date, shall constitute a Material Adverse Effect or material adverse change".

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                  (f) All references to the term "Applicable Margin" in Section
1.3 of the Loan Agreement and in any of the Existing Financing Agreements, are hereby deleted in their entirety and each such reference shall be deemed and is hereby amended to substitute the following therefor: "'Applicable Margin' shall mean (i) one-half of one (1/2%) percent as to Prime Rate Revolving Loans, and three-quarters of one (3/4%) percent as to Prime Rate Term Loans, and (ii) two and one-quarter (2 1/4%) percent as to Eurodollar Rate Revolving Loans, and two and one-half (2 1/2%) percent as to Eurodollar Rate Term Loans."

                  (g) All references to the term "Eurodollar Rate Loans" in
Section 1.28 of the Loan Agreement and in any of the Existing Financing Agreements, are hereby deleted in their entirety and each such reference shall be deemed and is hereby amended to substitute the following therefor:
"'Eurodollar Rate Loans' shall mean, individually and collectively, the Eurodollar Rate Revolving Loans and the Eurodollar Rate Term Loans."

                  (h) All references to the term "Excess Availability" in
Section 1.29 and in any of the Existing Financing Agreements shall be deemed and each such reference shall be deemed and is hereby amended by (i) deleting therefrom each reference to "Loans" and substituting therefor "Revolving Loans,"
(ii) deleting from Section 1.29(b)(ii) the reference to "aggregate amount of all trade payables of Borrower" and substituting therefor "aggregate amount of all trade payables of Borrower arising after the Petition Date" and (iii) deleting therefrom Section 1.29(b)(iii).

                  (i) All references to the term "L/C Line Base Availability" in
Section 1.39 of the Loan Agreement and in any of the Existing Financing Agreements, shall be amended and each such reference shall be deemed and is hereby amended by deleting Section 1.39(i) and substituting thereof "(i) the amount equal to 100% minus the applicable Inventory Advance Rate multiplied by the Cost of Inventory purchased with the applicable Letter of Credit Accommodation."

                  (j) All references to the term "L/C Base Availability Block" of the Loan Agreement and in any of the Existing Financing Agreements, shall be amended and each such reference shall be deemed and is hereby amended by deleting from Section 1.39(iv) the reference therein to ", excluding the Backup Letter of Credit."

                  (k) All references to the term "L/C Line Block" in Section
1.40 of the Loan Agreement and in any of the Existing Financing Agreements, shall be deemed and each such reference in the Existing Financing Agreements is hereby amended by deleting therefrom: ", excluding the Backup Letter of Credit".

                  (l) All references to the term "Letter of Credit Limit" in
Section 1.44 of the Loan Agreement and in any of the Existing Financing Agreements, are hereby deleted in their entirety and each such reference shall be deemed and is hereby amended to substitute the following therefor: "`Letter of Credit Limit' shall mean the amount of $10,000,000."

                  (m) All references to the term "Loans" in Section 1.45 of the Loan Agreement and in any of the Existing Financing Agreements, are hereby deleted in their entirety and each such

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reference shall be deemed and is hereby amended to substitute the following therefor: "'Loans' shall mean, individually and collectively, the Revolving Loans and the Term Loan as the case may be."

                  (n) All references to the term "Maximum Credit" in Section
1.47 of the Loan Agreement and in any of the Existing Financing Agreements, shall be deemed and each such reference in the Existing Financing Agreements is hereby amended to mean the following: "'Maximum Credit' shall mean $75,000,000, provided, that, the Maximum Credit shall be permanently reduced without fee or penalty to $60,000,000 in accordance with and subject to the following terms and conditions: (i) Lender shall have received a written request from Debtor for the permanent reduction of the Maximum Credit to $60,000,000, (ii) such request shall be irrevocable once sent, (iii) such request, if received by Lender shall become effective thirty (30) days following the date of such receipt, provided that, such request shall not become effective if, upon the otherwise effective date of such requested reduction, either (A) the outstanding amount of the Obligations would exceed the Maximum Credit if such reduction were given effect, or (B) prior to or after giving effect thereto an Event of Default or event or condition that with notice or passage of time or both, would constitute an Event of Default, shall exist or be continuing."

                  (o) All references to the term "Net Recovery Cost Percentage" in Section 1.48 of the Loan Agreement and in any of the Existing Financing Agreements, shall be deemed and each such reference in the Existing Financing Agreements is hereby amended to mean the following: "'Net Recovery Cost Percentage' shall mean the fraction, expressed as a percentage, (a) the numerator of which is the amount equal to the median recovery on the aggregate amount of the Inventory at such time on a "going out of business sale" basis as set forth in the most recent acceptable appraisal of Inventory received by Lender in accordance with Section 7.3 hereof, net of operating expenses, liquidation expenses and commissions, and (b) the denominator of which is the original Cost of the aggregate amount of the Inventory subject to appraisal."

                  (p) All references to the term "Obligations" in Section 1.49 of the Loan Agreement and in any of the Existing Financing Agreements shall be deemed and each such reference in the Existing Financing Agreements is hereby amended to mean the following: "`Obligations' shall mean the Pre-Petition Obligations and the Post-Petition Obligations."

                  (q) All references to the term "Prime Rate" in Section 1.54 of the Loan Agreement and in any of the Existing Financing Agreements, shall be deemed and each such reference in the Existing Financing Agreements is hereby amended to mean the following: "'Prime Rate' shall mean the rate from time to time publicly announced by First Union National Bank, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank."

                  (r) All references to the term "Prime Rate Loans" in Section
1.55 of the Loan Agreement and in any of the Existing Financing Agreements, shall be deemed and each such reference in the Existing Financing Agreements is hereby amended to mean the following: "'Prime

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Rate Loans' shall mean, individually and collectively, the Prime Rate Revolving
Loans and the Prime Rate Term Loans.

                  (s) All references to the term "Reference Bank" in Section
1.58 of the Loan Agreement and in any of the Existing Financing Agreements, shall be deemed and each such reference in the Existing Financing Agreement is hereby amended to mean the following: "'Reference Bank' shall mean First Union National Bank or such other bank as Lender may designate from time to time."

                  (t) All references to the term "Revolving Loan Limit" in
Section 1.61 of the Loan Agreement and in any of the Existing Financing Agreement, shall be deemed and each such reference in the Existing Financing Agreement is hereby amended to mean the following: "'Revolving Loan Limit' shall mean, at any time, the amount equal to (i) the Maximum Credit minus (ii) Total L/C Usage at such time, minus (iii) the outstanding principal balance of the Term Loan."

         1.3      Interpretation.

                  (a) For purposes of this Agreement, unless otherwise defined or amended herein, including, but not limited to, those terms used and/or defined in the recitals hereto, all terms used herein shall have the respective meanings assigned to such terms in the Loan Agreement.

                  (b) All references to the terms "Lender", or any other person pursuant to the definitions in the recitals hereto or otherwise shall include its respective successors and assigns.

                  (c) All references to any term in the singular shall include the plural and all references to any term in the plural shall include the singular.

                  (d) All terms not specifically defined herein which are defined in the UCC shall have the meaning set forth therein, except that the term "Lien" or "lien" shall has the meaning set forth in ss. 101(37) of the Bankruptcy Code.

         2.       ACKNOWLEDGMENT

                  2.1 Pre-Petition Obligations. Debtor hereby acknowledges, confirms and agrees that Debtor is indebted to Lender for the Pre-Petition Obligations, as of May 17, 1999, in respect of the Pre-Petition Obligations consisting of Loans made pursuant to the Existing Financing Agreements in the principal amount of approximately $38,183,838.95, together with interest accrued and accruing thereon, and in respect of the Pre-Petition Obligations, consisting of Letter of Credit Accommodations in the amount of approximately $9,738,224.87, together with interest accrued and accruing thereon, in each case together with costs, expenses, fees (including attorneys' fees and legal expenses) and all other charges now or hereafter owed by Debtor to Lender, all of which are unconditionally owing by Debtor to Lender, without offset, defense or counterclaim of any kind, nature and description whatsoever.

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                  2.2 Acknowledgment of Security Interests. Debtor hereby
acknowledges, confirms and agrees that Lender has and shall continue to have valid, enforceable and perfected first priority (subject only to liens or security interests expressly permitted under the Loan Agreement) and senior security interests in and liens upon all Pre-Petition Collateral heretofore granted to Lender pursuant to the Existing Financing Agreements as in effect immediately prior to the Petition Date to secure all of the Obligations, as well as valid and enforceable first priority and senior security interests in and liens upon all Post-Petition Collateral granted to Lender under the Financing Order or hereunder or under any of the other Financing Agreements or otherwise granted to or held by Lender.

         2.3 Binding Effect of Documents. Debtor hereby acknowledges, confirms and agrees that: (a) each of the Existing Financing Agreements to which it is a party has been duly executed and delivered to Lender by Debtor and each is in full force and effect as of the date hereof, (b) the agreements and obligations of Debtor contained in the Existing Financing Agreements constitute the legal, valid and binding obligations of Debtor enforceable against Debtor in accordance with their respective terms and Debtor has no valid defense, offset or counterclaim to the enforcement of such obligations, and (c) Lender is and shall be entitled to all of the rights, remedies and benefits provided for in the Financing Agreements and the Financing Order.

         3.       ADOPTION AND RATIFICATION

         Debtor hereby (a) ratifies, assumes, adopts and agrees to be bound by the Existing Financing Agreements as modified by this Agreement and (b) agrees to pay all of the Pre-Petition Obligations in accordance with the terms of the Existing Financing Agreements as modified by this Agreement and the Financing Order. All of the Existing Financing Agreements are hereby incorporated herein by reference and hereby are and shall be deemed adopted and assumed in full by Debtor, as Debtor and Debtor-in-Possession, and considered as agreements between Debtor and Lender. Debtor hereby ratifies, restates, affirms and confirms all of the terms and conditions of the Existing Financing Agreements, as amended and supplemented pursuant hereto and the Financing Order, and Lender agrees to lend and Debtor agrees to be fully bound, as Debtor and Debtor-in-Possession, by the terms of the Financing Agreements as amended hereby to which Debtor is a party.

         4.       GRANT OF SECURITY INTEREST

         As collateral security for the prompt performance, observance and payment in full of all of the Obligations (including the Pre-Petition Obligations and the Post-Petition Obligations), Debtor, as Debtor and Debtor-in-Possession, hereby grants, pledges and assigns to Lender, and also confirms, reaffirms and restates the prior grant to Lender of, continuing security interests in and liens upon, and rights of setoff against, all of the Collateral.

         5.       ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS

         In addition to the continuing representations, warranties and covenants heretofore made in the Loan Agreement or otherwise and hereafter made by Debtor to Lender, (which representations, warranties and covenants shall not be deemed violated solely by Debtor's commencement of the

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Chapter 11 Case) whether pursuant to the Financing Agreements or otherwise, and not in limitation thereof, Debtor hereby represents, warrants and covenants to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which, or compliance with, to the extent such compliance does not violate the terms and provisions of the Bankruptcy Code, being a continuing condition of the making of loans by Lender:

         5.1 Financing Order. Either the Interim Financing Order or the Permanent Financing Order (as the case may be) has been duly entered, is valid, subsisting and continuing and has not been vacated, modified, reversed on appeal, or vacated or modified by any order of the Bankruptcy Court (other than as consented to by Lender) and is not subject to any pending appeal or stay.

         5.2 Use of Proceeds. All Loans and Letter of Credit Accommodations provided by Lender to Debtor pursuant to the Financing Order, the Loan Agreement or otherwise, shall be used by Debtor for general operating and working capital purposes in the ordinary course of business of Debtor (except as may otherwise be consented to in writing by Lender). No portion of any administrative expense claim or other claim relating to the Chapter 11 Case shall be paid with the proceeds of such Loans and Letter of Credit Accommodations provided by Lender to Debtor, other than those administrative expense claims and other claims relating to the Chapter 11 Case (i) directly attributable to the operation of the business of Debtor, and approved by Lender, or (ii) as otherwise authorized by the Bankruptcy Court.

         5.3      Leases.

                  (a) Debtor shall grant to Lender liens upon and a mortgage and security interests against the leasehold interests on the premises commonly known as 5740 Broadway, Bronx, New York against which a leasehold mortgage was granted to Lender prior to the Petition Date), as additional collateral for the Obligations. Such leasehold interest shall at all times be free and clear of all liens, claims and encumbrances of any nature or description, except for valid, perfected and non-voidable liens or encumbrances granted in favor of third parties prior to the Petition Date;

                  (b) Debtor shall remain current in the payment of all post-petition rent and additional rent, including, without limitation, taxes, insurance, and other charges or amounts due each of owner and/or lessor as provided for in each Leasehold Interest, as well as remain in compliance with all other terms of each Leasehold Interest, except for (i) amounts, the validity of which is being contested in good faith by the Debtor and for which Availability Reserves may be established at any time by Lender in respect of the amounts due or amounts which may become due from Debtor to such owners or lessors and (ii) with respect to amounts due each owner and/or lessor of any Leasehold Interest identified by Debtor within five (5) days of the date hereof as a retail store location (A) which Debtor intends to close immediately and (B) with respect to which Debtor intends to reject the underlying Leasehold Interest.

         5.4 Additional Inventory Representations, Warranties and Covenants. Notwithstanding anything to the contrary contained in the Loan Agreement or this Agreement, (a) Debtor shall not more than once each calendar quarter, at Lender's request, cause an approved appraiser satisfactory to Lender to conduct an appraisal as to the Inventory in form, scope and methodology acceptable to Lender and shall deliver or cause to be delivered to Lender as soon as available the written report with respect to such appraisal, which shall be conducted at Debtor's cost and expense, and (b) Debtor represents and warrants to Lender that, since May 1, 1999, through the date hereof and as of the date hereof, Debtor has not received, and does not, as of the date hereof, possess any Inventory which was reported to Lender as being Eligible Inventory which was thereafter returned to a vendor without promptly reporting to Lender such Inventory as returned, without a corresponding reduction in the amount of Eligible Inventory.

         6.       DIP FACILITY FEE.

                  Debtor shall pay Lender a closing fee in respect of the financing provided by Lender to Debtor in the Chapter 11 Case in an amount of $500,000 which shall be fully earned and payable on the date hereof.

         7.       AMENDMENTS

         7.1 Loans. Section 2.1(a) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

                           "(a) Subject to, and upon the terms and conditions
                  contained herein, Lender agrees to make Revolving Loans to Borrower from time to time in amounts requested by Borrower up to the amount equal to: the amount equal to (i) the Inventory Advance Rate multiplied by the Value of the Eligible Inventory, minus (ii) the Total L/C Usage, minus (iii) any Availability Reserves."

         7.2 Inventory Advance Rate. Section 2.1(b)(iii) of the Loan Agreement is hereby amended by deleting therefrom the reference to "eighty-two (82%) percent" and substituting the following therefor: "eighty-five (85%) percent".

         7.3 Revolving Loan Facility. Section 2.1(c) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:
"Intentionally deleted."

         7.4 Revolving Loan Limit. Section 2.1(d) of the Loan Agreement is hereby amended by deleting the first sentence thereof and substituting the following therefor: "The aggregate amount of the Revolving Loans outstanding at any time shall not exceed the Revolving Loan Limit."

         7.5 Letter of Credit Loans. Section 2.2(a) of the Loan Agreement is hereby amended by deleting the last sentence thereof and the following substituted therefor:

                           "Any payments made by Lender to any issuer thereof
                  and/or related parties in connection with the Letter of Credit Accommodations, including without limitation the Backup Letter of Credit, shall be immediately due from and payable by Borrower to Lender, without the need for demand for payment thereof and shall constitute, at Lender's option, additional Revolving Loans to Borrower in the amount of such payment."

         7.6 Letter of Credit Availability Reserves. Section 2.2(c) of the Loan Agreement is hereby amended by (i) deleting the reference in Section 2.2(c)(ii)(C) to "other than the L/C Base Availability Block," (ii) deleting the reference therein to "(x) one hundred (100%) percent of the aggregate face amount of Letter of Credit Accommodations" and substituting therefor, "(x) one hundred (100%) percent minus the applicable Inventory Advance Rate multiplied by the Cost of Inventory purchased with the applicable Letter of Credit Accommodations" and (iii) deleting the last sentence thereof.

         7.7 Letter of Credit Limit. Section 2.2(d) is hereby amended by (i) deleting therefrom the first sentence of such section and substituting thereof:
"Except in Lender's discretion, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Lender in connection therewith, shall not at any time exceed the Letter of Credit Limit" and (ii) the last sentence thereof is amended by deleting therefrom the reference therein to "the L/C Block and".

         7.8 Availability Reserves. Section 2.3 of the Loan Agreement is hereby amended by adding the following at the end thereof:

                           "Without limiting the generality of the foregoing,
                  the Loans and Letter of Credit Accommodation otherwise available to Borrower shall be subject to an Availability Reserve, in an amount equal to all claims for all outstanding and unpaid administrative expenses or other claims which are or may be senior or pari passu to Lender's liens in the property of Borrower or Lender's super-priority claims pursuant to the Financing Order, including, but not limited to
                  (i) the fees and expenses of the Clerk of the Court, (ii) the fees of the United States Trustee, and (iii) the Professional Expense Carveout."

         7.9 Limits and Sublimits. Section 2 of the Loan Agreement is hereby amended by adding the following Section 2.5 at the end thereof:

                           "2.5 All limits and sublimits set forth in the Loan
                  Agreement shall be determined on an aggregate basis considering together both the Pre-Petition Obligations and the Post-Petition Obligations and in respect thereof or with respect to any formula or other provision to which a limit or sublimit may apply."

         7.10 Term Loan. Section 2 of the Loan Agreement is hereby amended by adding the following Section 2.6 at the end thereof:

                           "2.6 Term Loan. Lender may make a single Term Loan to
                  Borrower in the original principal amount equal to the lesser of (i) $3,500,000 or (ii) fifty (50%) percent of the fair market value of Borrower's real property located at 2500 Halsey Street, Bronx, New York ("Halsey Property"), as determined pursuant to an appraisal consistent with Section 2.6(ii)(c) below, so long as all of the following terms and conditions are satisfied or waived in writing by Lender:

                           (A) Lender receives a written request for such Term Loan from Borrower at least seven (7) days prior to the intended date of the Term Loan;

                           (B) Lender shall have a first priority and only lien on the Halsey Property and shall have received title insurance with respect to the Halsey Property, in form and substance satisfactory to Lender;

                           (C) Lender shall have received an appraisal of the Halsey Property satisfactory in form and substance to Lender, performed by an appraiser satisfactory to Lender;

                           (D) Immediately prior to making the Term Loan and after giving effect thereto the requested amount of Term Loan plus the then outstanding amount of Revolving Loans and Letter of Credit Accommodations shall not exceed the Maximum Credit; and

                           (E) Immediately prior to and after giving effect to the requested Term Loan, no Event of Default, and no event or condition that with notice or the passage of time, or both, would constitute an Event of Default, would exist.

                  The Term Loan is to be repaid, together with interest and other amounts, in accordance with this Agreement and other Financing Agreements, and secured by all of the Collateral. The Term Loan shall be repaid in forty-eight (48) consecutive monthly installments commencing on the first day of the month immediately following the making of the Term Loan and continuing on the first day of each of the immediately succeeding forty-seven (47) months, of which the first forty-seven (47) payments shall each be in an amount equal to one-forty- eighth (1/48th) of the original principal amount of the Term Loan and the forty- eighth (48th) and final installment shall be in an amount equal to the entire unpaid balance thereof, provided, that, notwithstanding anything to the contrary contained herein, the entire unpaid balance of the Term Loan shall be due and payable immediately, without demand by Lender, upon the earlier of (i) the second anniversary of the date of the Ratification Agreement and (ii) the termination date of this Agreement. Interest on the Term Loan shall be payable in accordance with Section 3.1.

         7.11 Interest. Section 3.1(b) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor: "Intentionally deleted".

         7.12 Eurodollar Loan Conversion. Section 3.1(c)(vi) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

                           "the maximum amount of Eurodollar Rate Loans at any
                  time requested shall not exceed the amount equal to (A) fifty (50%) percent of the aggregate principal amount of the Term Loan outstanding as of the first day of the applicable Interest

                  Period plus (B) eighty (80%) percent of the lowest principal amount of Revolving Loans which it is anticipated will be outstanding during the applicable Interest Period, in each case as reasonably estimated by Lender (but with no obligation to make such Revolving Loans)."

         7.13 Eurodollar Term Loans. Section 3.1(c) of the Loan Agreement is hereby amended by adding the following at the end thereof:

                           "Notwithstanding anything to the contrary contained
                  herein, no more than fifty (50%) percent of the principal amount of the Term Loan outstanding at any time may be a Eurodollar Rate Loan."

         7.14 Unused Line Fee. Section 3.4 of the Loan Agreement is hereby amended by deleting therefrom the reference to "$50,000,000" and substituting therefor "$60,000,000."

         7.15 Payments. Section 6.4 of the Loan Agreement is hereby amended by adding the following at the end thereof:

                           "Without limiting the generality of the foregoing,
                  Lender may, in its discretion, apply any such payments or proceeds first to the Pre-Petition Obligations (as such term is defined in this Agreement) until such Pre-Petition Obligations are paid and satisfied in full.

         7.16 Use of Proceeds. Section 6.6 of the Loan is hereby amended by deleting the first two (2) sentences thereof and substituting therefor: "All Loans and Letter of Credit Accommodations provided by Lender to Debtor pursuant to the Financing Order, this Agreement or otherwise, shall be used by Debtor for general operating and working capital purposes in the ordinary course of business of Debtor (except as may otherwise be consented to in writing by Lender). No portion of any administrative expense claim or other claim relating to the Chapter 11 Case shall be paid with the proceeds of such Loans and Letter of Credit Accommodations provided by Lender to Debtor, other than those administrative expense claims and other claims relating to the Chapter 11 Case
(i) directly attributable to the operation of the business of Debtor, and approved by Lender, or (ii) as otherwise authorized by the Bankruptcy Court."

         7.17 Inventory Covenants. Section 7.3(c) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

                           " (c) Borrower shall at least once in each calendar
                  quarter, or during the occurrence and continuance of an Event of Default more frequently as Lender may request, and at Borrower's expense, deliver or cause to be delivered to Lender, written reports or appraisals as to the Inventory in form, scope, methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender, or upon which Lender is expressly permitted to rely;"

         7.18 Additional Financial Reporting Requirements. Section 9.6 of the Loan Agreement is hereby amended by adding the following new Section 9.6(d):

                           "(d) Borrower shall also promptly provide Lender with
                  copies of all financial reports, schedules and other materials and information at any time furnished by Borrower, or on its behalf, to the Bankruptcy Court, or the U.S. Trustee or to any creditors' committee or Borrower's shareholders, concurrently with the delivery thereof to the Bankruptcy Court, creditors' committee, U.S. Trustee or shareholders, as the case may be."

         7.19 Store Closings. Section 9.7(b)(iii) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor: "(iii) sales or other dispositions by Borrower from and after the Petition Date of assets in connection with the closing of an aggregate of up to ten (10) retail store locations of Borrower, provided, that, as to each and all such sales or dispositions (A) the Bankruptcy Court shall have approved such sale or other disposition and (B) except as may be otherwise ordered by the Bankruptcy Court, any and all net proceeds payable or deliverable to Borrower in respect of such sales or dispositions shall be paid, or caused to be paid or delivered, to Lender in accordance with the terms of this Agreement for application to the Obligations.

         7.20 Encumbrances. Section 9.8(j) is hereby deleted in its entirety and the following substituted therefor: "(j) the liens and security interests set forth on Schedule 8.4 hereto and Permitted Liens."

         7.21 Bronx IRB Refinancing. Section 9.9(e) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:
"Intentionally deleted."

         7.22 Credit Card Agreements. Section 9.13 of the Loan Agreement is hereby amended by adding the following Section 9.13(g):

                           "(g) obtain within sixty (60) days of the date hereof
                  either (i) the written consent of each Credit Card Issuer and/or Credit Card Processor or (ii) an Order of the Bankruptcy Court, pursuant to either of which Borrower is authorized to maintain in full force and effect, during the period this Agreement remains in effect, each of the Credit Card Agreements, including the direction letters sent by Borrower to each Credit Card Issuer and/or Credit Card Processor in the Chapter 11 Case."

         7.23 Events of Default. Section 10.1 of the Loan Agreement is hereby amended as follows:

                  (a) Sections 10.1(f), (g), (h), (j) and (l) are hereby deleted in their entirety and the following substituted therefor: "Intentionally deleted".

                  (b) Section 10.1(i) is hereby deleted in its entirety and the following substituted therefor:

                           "(i) any judgment, order or any other relief is
                  obtained by any person in the Bankruptcy Court, which results in a lifting of the automatic stay or the exercise by any person of any rights or remedies that in any way impairs the value of the Collateral as a result of any default by Borrower under any agreement, document or instrument, mortgage, security, agreement, indenture, pledge or other agreement, relating to any indebtedness for borrowed money owing to any person other than Lender or any capitalized lease obligations, or any default by Borrower, under any contract, lease, license or other obligations owed to any person other than Lender where such agreements, documents or instruments under which such defaults arise or exist, relate to indebtedness or obligations in an aggregate amount in excess of $100,000;"

                  (c) Section 10.1 is hereby amended by adding the following
Sections:

                           "10.1(n) the occurrence of any condition or event
                  which permits Lender to exercise any of the remedies set forth in the Financing Order, including, without limitation, any "Event of Default", as defined in the Financing Order; or

                           10.1(o) the termination or non-renewal of the
                  Financing Agreements as provided for in the Financing Order;
                  or

                           10.1(p) Borrower suspends or discontinues or is
                  enjoined by any court or governmental agency from continuing to conduct all or any material part of its business or if a trustee, receiver or custodian is appointed for Borrower or any of its properties, other than as expressly permitted under
                  Section 9.7(b)(iii) hereof; or

                           10.1(q) any act, condition or event occurring after
                  the date of the commencement of the Chapter 11 Case that has a material adverse effect upon the assets of Borrower or the Collateral or the value of the rights and remedies of Lender under the Loan Agreement or any other Financing Agreements; or

                           10.1(r) entry by the Bankruptcy Court of an order
                  converting Borrower's Chapter 11 Case to a Chapter 7 case under the Bankruptcy Code, and such order is not stayed or enjoined by a court of competent jurisdiction within two (2) days of the entry of the order and such stay or injunction remains in full force and effect; or

                           10.1(s) entry by the Bankruptcy Court of an order
                  dismissing Borrower's Chapter 11 Case or any subsequent Chapter 7 case either voluntarily or involuntarily and such order is not stayed or enjoined by a court of competent jurisdiction within two (2) days of the entry of the order and such stay or injunction remains in full force and effect; or

                           10.1(t) the grant of a lien on or other interest in
                  any of Borrower's property, where the aggregate amount of indebtedness secured by all such liens and interests exceeds $100,000, other than a lien or encumbrance permitted by
                  Section 9.8 hereof
                  or by the Financing Order or an administrative expense claim other than such administrative expense claim permitted by the Financing Order or this Agreement by the grant of or allowance by the Bankruptcy Court which is superior to or ranks in parity with Lender's security interest in or lien upon the Collateral; or

                           10.1(u) the Financing Order shall be modified,
                  reversed, revoked, remanded, stayed, rescinded, vacated or amended on appeal or by the Bankruptcy Court without the prior written consent of Lender (and no such consent shall be implied from any other authorization or acquiescence by Lender); or

                           10.1(v) the appointment of a trustee pursuant to
                  Sections 1104(a)(1) or 1104(a)(2) of the Bankruptcy Code which appointment is not stayed or enjoined by a court of competent jurisdiction within one (1) day of the entry of the order and such stay or injunction remains in full force and effect; or

                           10.1(w) the appointment of an examiner with special
                  powers pursuant to Section 1104(a) of the Bankruptcy Code which appointment is not stayed or enjoined by a court of competent jurisdiction within one (1) day of the entry of the order and such stay or injunction remains in full force and effect; or

                           10.1(x) the filing of a plan of reorganization by
                  Borrower which does not provide for payment in full of the Obligations on the effective date thereof; or

                           10.1(y) Borrower fails to obtain within sixty (60)
                  days (i) the written agreement of each Credit Card Issuer, or Card Processor or the order or orders of the Bankruptcy Court required by Section 9.13(g) and (ii) the written agreement of the Blocked Account Bank to the continued effectiveness of the Blocked Account Agreements; or

                           10.1(z) Notwithstanding anything to the contrary
                  contained herein, the commencement of the Chapter 11 Case shall not constitute an Event of Default under Section 10.1(a)(ii) or Section 10.1(b) hereof.

         7.24 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver. Section 11.1(a) of the Loan Agreement is hereby amended by adding the following at the end thereof: "except to the extent that the provisions of the Bankruptcy Code are applicable and specifically conflict with the foregoing."

         7.25 Notices. Section 12.2 of the Loan Agreement is hereby amended by adding that any notices, requests and demands also be sent to the following parties:

         If to Debtor with a copy to:   Paul, Weiss, Rifkind, Wharton & Garrison
                                        1285 Avenue of the Americas
                                        New York, New York 10019
                                        Facsimile No. (212) 757-3990

                                        Attn:  Alan W. Kornberg, Esq.

         If to Lender with a copy to:   OTTERBOURG, STEINDLER, HOUSTON
                                             & ROSEN, P.C.
                                        230 Park Avenue
                                        New York, New York  10169
                                        Facsimile No. (212) 682-6104
                                        Attn:  Jonathan N. Helfat, Esq.

         7.26 Term. Section 12.1(a) of the Loan Agreement is hereby amended by deleting the first two sentences thereof and substituting the following therefor:

                           "(a) This Agreement and the other Financing
                  Agreements shall continue in full force and effect for a term ending on the earliest of (i) the second anniversary of the date of the initial loans to Borrower under the Initial Financing Order, (ii) the effective date of a Plan of Reorganization in the Chapter 11 Case, and (iii) the last termination date set forth in the Financing Order. Lender, at its option and in its sole discretion, may extend the effectiveness of this Agreement and the other Financing Agreements for a period to be determined by Lender, in its sole discretion."

         7.27 Early Termination Fee. Section 12.1(c) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

                           "(c) If for any reason this Agreement is terminated
                  prior to the second anniversary of the date of the initial loans to Borrower under the Initial Financing Order, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrower agrees to pay to Lender, upon the effective date of such termination, an early termination fee in the amount of one (1%) percent of the Maximum Credit; provided that, if this Agreement and the other Financing Agreements are terminated at Borrower's request in compliance with the terms hereof and in connection with a refinancing by Lender or an affiliate of Lender of the Obligations, and provided no Event of Default, and no event or condition that with notice or passage of time, or both, would constitute an Event of Default, exists or has occurred and is continuing, then Borrower shall not be obligated to pay the early termination fee otherwise payable under this Section 12.1(c) in respect of such termination.

                           Such early termination fee shall be presumed to be
                  the amount of damages sustained by Lender as a result of such early termination and Borrower agrees that it is reasonable under the circumstances currently existing. The early termination fee provided for in this Section 12.1 shall be deemed included in the Obligations. Borrower shall not be obligated to pay to Lender an early termination fee solely arising from the commencement of the Chapter 11 Case.

         8.       CONDITIONS PRECEDENT

         In addition to any other conditions contained herein or in the Loan Agreement, as in effect immediately prior to the Petition Date, with respect the Loans and other financial accommodations available to Debtor (all of which conditions, except as modified or made pursuant to this Agreement shall remain applicable to the Loans and be applicable to other financial accommodations available to Debtor), the following are conditions to Lender's obligation to extend further loans, advances or other financial accommodations to Debtor pursuant to the Loan Agreement:

                  (a) Debtor shall furnish to Lender all financial information, projections, budgets, business plans, cash flows and such other information, including a budget, as Lender shall reasonably request from time to time;

                  (b) as of the Petition Date, there shall have been no termination of the Existing Financing Agreements;

                  (c) no trustee, examiner or receiver or the like shall have been appointed or designated with respect to Debtor, as Debtor or Debtor-in-Possession, or its business, properties and assets;

                  (d) the execution and/or delivery of this Ratification Agreement and all other Financing Agreements which Lender may request to be delivered in connection herewith by Debtor in form and substance satisfactory to Lender;

                  (e) delivery to Lender of evidence of insurance coverage acceptable to Lender, including as to casualty insurance, Lender's Loss Payee Endorsements in favor of Lender;

                  (f) Debtor shall comply in full with the notice and other requirements of the Bankruptcy Code and the applicable Bankruptcy Rules with respect to any relevant Financing Order in a manner acceptable to Lender and its counsel, and an Interim Financing Order substantially in the form annexed hereto as Exhibit A, shall have been entered by the Bankruptcy Court (the "Interim Financing Order");

                  (g) no Event of Default shall have occurred or be existing under any of the Existing Financing Agreements, as modified pursuant hereto.

         9.       MISCELLANEOUS

         9.1 Amendments and Waivers. Neither this Agreement nor any other instrument or document referred to herein or therein may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

         9.2 Further Assurances. Debtor shall, at its expense, at any time or times duly execute and deliver, or shall cause to be duly executed and delivered, such further agreements, instruments and documents, including, without limitation, additional security agreements, collateral assignments, Uniform Commercial Code financing statements or amendments or continuations thereof, landlord's or mortgagee's waivers of liens and consents to the exercise by Lender of all the rights and remedies hereunder, under any of the other Financing Agreements, any Financing Order or applicable law with respect to the Collateral, and do or cause to be done such further acts as may be necessary or proper in Lender's opinion to evidence, perfect, maintain and enforce the security interests of Lender, and the priority thereof, in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement, any of the other Financing Agreements or the Financing Order. Upon the request of Lender, at any time and from time to time, Debtor shall, at its cost and expense, do, make, execute, deliver and record, register or file, financing statements, mortgages, deeds of trust, deeds to secure debt, and other instruments, acts, pledges, assignments and transfers (or cause the same to be done) and will deliver to Lender such instruments evidencing items of Collateral as may be requested by Lender.

         9.3 Headings. The headings used herein are for convenience only and do not constitute matters to be considered in interpreting this Agreement.

         9.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall together constitute one and the same agreement.

         9.5 Additional Events of Default. The parties hereto acknowledge, confirm and agree that the failure of Debtor to comply with any of the covenants, conditions and agreements contained herein or in any other agreement, document or instrument at any time executed by Debtor in connection herewith shall constitute an Event of Default under the Financing Agreements.

         9.6 Costs and Expenses. Debtor shall pay to Lender on demand all costs and expenses that Lender pays or incurs in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Agreement and the other Financing Agreements and the Financing Order, including, without limitation: (a) reasonable attorneys' and paralegals' fees and disbursements of counsel to Lender; (b) costs and expenses (including attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with this Agreement, the other Financing Agreements, the Financing Order and the transactions contemplated thereby; (c) costs and expenses of lien searches, environmental surveys, recording and filing fees and any other recording taxes associated with the perfection of Lender's interest in the Leasehold Mortgages; (d) taxes, fees and other charges for recording any agreements or documents with any governmental authority, and the filing of UCC financing statements and continuations, and other actions to perfect, protect, and continue the security interests and liens of Lender in the Collateral; (e) sums paid or incurred to pay any amount or take any action required of Debtor under the Financing Agreements or the Financing Order that Debtor fails to pay or take; (f) costs of appraisals, inspections and verifications of the Collateral and including travel, lodging, and meals for inspections of the Collateral and the Debtor's operations by Lender or its agent and to attend court hearings or otherwise in connection with the Chapter 11 Case; (g) costs and expenses of preserving and protecting the Collateral; (h) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by the Lender during the course of periodic field examinations of the Collateral and Debtor's operations, plus a per diem charge at the rate of $650 per person per day for Lender's examiners in the field and office; and (i) costs and expenses (including attorneys' and paralegals' fees and disbursements) paid or incurred to obtain payment of the Obligations, enforce the security interests and liens of Lender, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of this Agreement, the other Financing Agreements and the Financing Order, or to defend any claims made or threatened against Lender arising out of the transactions contemplated hereby (including, without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Financing Agreements regarding costs and expenses to be paid by Debtor. All sums provided for in this Section 9.6 shall be part of the Obligations, shall be payable on demand, and shall accrue interest after demand for payment thereof at the highest rate of interest then payable under the Financing Agreements. Lender is hereby irrevocably authorized to charge any amounts payable hereunder directly to any of the account(s) maintained by Lender with respect to Debtor.

         9.7 Effectiveness. This Agreement shall become effective upon the execution hereof by Lender and the entry of the Interim Financing Order and shall continue in full force and effect for a term ending on the termination date set forth in Section 7.26 hereof.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        LOEHMANN'S, INC.
                                        Debtor and Debtor-in-Possession


                                        By:____________________________

                                        Title:_________________________


                                        CONGRESS FINANCIAL CORPORATION


                                        By:____________________________

                                        Title:_________________________



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

                                    EXHIBIT A

                         FORM OF INTERIM FINANCING ORDER







                                       23